Ford

NEWS

Contact:	Media: Becky Sanch 1.313.594.4410 bsanch@ford.com	Equity Investment Community: Raj Modi 1.313.323.8221 fordir@ford.com	Fixed Income Investment Community: Rob Moeller 1.313.621.0881 fixedinc@ford.com	Shareholder Inquiries: 1.800.555.5259 or 1.313.845.8540 stockinf@ford.com

FOR IMMEDIATE RELEASE

FORD REPORTS FIRST QUARTER 2006 FINANCIAL RESULTS

•  Net loss of 64 cents per share, or $1.2 billion.
•  Earnings from continuing operations of 24 cents per share, or $458 million, excluding special items.*
•  Worldwide automotive pre-tax loss of $184 million, excluding special items.
•  Ford Credit pre-tax profit of $751 million, excluding special items.

DEARBORN, Mich., April 21, 2006 - Ford Motor Company [NYSE: F] today reported a net loss of 64 cents per share, or $1.2 billion, for the first quarter of 2006. This compares with net income of 60 cents per share, or $1.2 billion, in the first quarter of 2005.

Ford’s first-quarter earnings from continuing operations, excluding special items, was 24 cents per share, or $458 million.*

Ford’s total sales and revenue in the first quarter was $41.1 billion, down $4.1 billion from a year ago.

* Earnings per share from continuing operations excluding special items is calculated on a basis that includes pre-tax profit and provision for taxes and minority interest. See table following “Safe Harbor/Risk Factors” for the nature and amount of these special items and a reconciliation to GAAP.

“I am confident that we are confronting our challenges head-on and that we will succeed in our turnaround and getting back on track to ensure our long-term success,” said Chairman and Chief Executive Officer Bill Ford. “We are clearly in a period of transition. However, I am pleased with the changes underway to make Ford a leaner, more innovative company. I also am grateful to our employees for the cooperation and confidence in Ford that they have demonstrated by embracing these changes, which can be very difficult.”

Special items reduced earnings by 88 cents per share in the first quarter. The pre-tax effect of these items include:

•	A charge of $1.7 billion, or 61 cents per share, for costs associated with expected North America Way Forward-related layoff and jobs bank benefits and voluntary termination packages;

•	A charge of $414 million, or 14 cents per share, of related non-cash pension curtailment charges;

•	Facility-related costs, primarily associated with last month’s idling of the St. Louis Assembly Plant, of $281 million or 10 cents per share; and

•	Costs of $95 million, or 3 cents per share, associated with additional personnel reduction programs not directly related to Way Forward.

First-quarter highlights included:

•
Launched Way Forward plan to return North America automotive operations to profitability no later than 2008. Plan includes idling and ceasing operations at 14 manufacturing facilities through 2012, including seven vehicle assembly plants, and initiatives to generate net material cost savings of at least $6 billion by 2010, improve quality and invest in new products.

•	Introduced U.S. products that are performing well in the marketplace, including Ford Fusion, Mercury Milan and Lincoln Zephyr.

•	Launched all-new Ford Ranger in Thailand, Ford Fiesta in India, Ford Focus in China and confirmed Volvo S40 would also be locally produced in China.

•	Best ever first quarter global sales for Land Rover, increasing 26 percent over a year ago.

The following discussion of the results of our Automotive sector and Automotive business units is on a basis that excludes special items. See table following “Safe Harbor/Risk Factors” for the nature and amount of these special items and a reconciliation to GAAP.

AUTOMOTIVE SECTOR
On a pre-tax basis, excluding special items of $2.5 billion, worldwide Automotive sector losses in the first quarter were $184 million. This compares with a pre-tax profit of $580 million, excluding special items of $107 million, during the same period a year ago.

Worldwide automotive sales for the first quarter declined to $37.0 billion from $39.3 billion in the same period last year. Worldwide vehicle unit sales in the quarter were 1,722,000, up from 1,716,000 a year ago.

Total cash, including automotive cash, marketable securities, loaned securities and short-term Voluntary Employee Beneficiary Association (VEBA) assets at March 31, 2006 was $23.7 billion, down from $25.1 billion at the end of the fourth quarter.

THE AMERICAS
For the first quarter, The Americas reported a pre-tax automotive loss of $323 million, excluding special items, compared to a pre-tax profit of $741 million in the same period a year ago.

North America: In the first quarter, Ford’s North America automotive operations reported a pre-tax loss of $457 million, excluding special items, compared with a pre-tax profit of $664 million, excluding special items, a year ago. The deterioration primarily reflected lower volumes associated with lower market share and a smaller increase in dealer inventories; increased incentives associated with a higher mix of leasing and fleet sales; the non-recurrence of favorable warranty reserve adjustments; acceleration of depreciation charges associated with announced plant idlings; adverse currency exchange; and losses associated with ACH, the former Visteon activities now controlled by Ford. These declines were partially offset by lower net product costs and other improvements primarily associated with implementation of our personnel and capacity reduction actions. Sales were $19.8 billion, down from $21.1 billion for the same period a year ago.

South America: Ford’s South America automotive operations reported a first-quarter pre-tax profit of $134 million, an increase of $57 million from a $77 million pre-tax profit a year ago. Pricing and higher industry volume, partially offset by higher commodity prices, were the primary drivers of the improvement. Sales for the first quarter improved to $1.2 billion from $866 million in 2005.

INTERNATIONAL OPERATIONS
In the first quarter, International Operations reported a combined automotive pre-tax profit, excluding special items, of $301 million, an improvement of $200 million from first quarter 2005.

FORD EUROPE AND PREMIER AUTOMOTIVE GROUP (PAG)
The combined first-quarter automotive pre-tax profit, excluding special items, for Ford Europe and PAG automotive operations was $254 million, an improvement of $250 million from the same period a year ago.

Ford Europe: Ford Europe’s first-quarter pre-tax profit was $91 million, excluding special items, compared with a pre-tax profit of $59 million during the 2005 period. The improvement was more than explained by cost reductions, primarily material costs, and favorable mix, partially offset by lower net pricing. During the first quarter, Ford Europe negotiated an investment security agreement with the German works council that provides job protection while achieving a more competitive manufacturing cost base. Ford Europe’s sales in the first quarter were $6.8 billion, compared with $7.7 billion during first quarter 2005.

Premier Automotive Group (PAG):  PAG reported a pre-tax profit, excluding special items, of $163 million for the first quarter, compared with a pre-tax loss of $55 million for the same period in 2005.  The improvement primarily reflected cost improvements at Volvo, Jaguar, and Land Rover and increased sales of Range Rover Sport, contributing to improved mix. The improvements were partially offset by unfavorable currency exchange and lower net pricing. First-quarter sales for PAG were $7.1 billion, compared with $7.6 billion a year ago.

ASIA PACIFIC AND AFRICA/MAZDA
In the first quarter, Asia Pacific and Africa/Mazda reported a combined pre-tax profit of $47 million, compared with a pre-tax profit of $97 million in 2005.

Asia Pacific and Africa: For the first quarter, Asia Pacific and Africa reported a pre-tax profit of $2 million, compared with a pre-tax profit of $43 million a year ago. The decline primarily reflected lower Falcon volumes in Australia, unfavorable currency exchange, and the non-recurrence of last year’s sale of our interest in Mahindra & Mahindra in India, partially offset by improved performance in our joint ventures, primarily in China. Sales were $1.7 billion, compared with $2.0 billion in 2005.

Mazda: During the first quarter of 2006, Ford’s share of Mazda profits and associated operations was $45 million, compared with $54 million during the same period a year ago. The decline primarily reflected lower gains during the quarter on our investment in Mazda’s convertible bonds. All of these bonds have now been converted to equity.

OTHER AUTOMOTIVE
First-quarter results included a loss of $162 million in Other Automotive, compared with a loss of $262 million a year ago.  The year-over-year improvement primarily reflected higher interest income from our cash portfolio, due to higher short-term interest rates and higher cash balances.

FINANCIAL SERVICES SECTOR
For the first-quarter, Financial Services sector earned a pre-tax profit of $744 million, compared with pre-tax profits of $1.1 billion a year ago.

Ford Motor Credit Company: Ford Motor Credit Company reported net income of $479 million in the first quarter of 2006, down $231 million from earnings of $710 million a year earlier. On a pre-tax basis from continuing operations, Ford Motor Credit earned $751 million in the first quarter, compared with $1.1 billion in the previous year. The decrease in earnings primarily reflected higher borrowing costs, the impact of lower receivable levels and higher depreciation expense, partially offset by improved credit loss performance.

FULL-YEAR SPECIAL ITEMS
The company previously announced it anticipated full-year pre-tax special items of about $1 billion, with further study required to assess additional costs stemming from the Way Forward plan and to determine appropriate accounting for these costs. The present expectation is that total full-year pre-tax special items, including these jobs bank-related costs and associated pension curtailment charges, will be about $3.4 billion.

Executive Vice President and Chief Financial Officer Don Leclair said, “Today’s results reflect the business environment we are facing and the actions we are taking to address our issues. We remain committed to implementing our plans to turn around the automotive business.”

FIRST QUARTER CONFERENCE CALL DETAILS
Ford Motor Company will release first quarter 2006 financial results at 7 a.m. EDT on Friday, April 21. The following briefings will be held after the announcement:

At 9 a.m. EDT, Chairman and CEO, Bill Ford, and Executive Vice President and CFO, Don Leclair, will host a conference call for news media and analysts to discuss first-quarter financial results.

Following the earnings call, at 11 a.m. EDT, Ford Vice President and Treasurer Ann Marie Petach, Ford Motor Credit Company Vice Chairman and CFO K.R. Kent, and Ford Vice President and Controller Jim Gouin, will host a conference call for fixed income analysts and investors.

The presentations (listen-only) and supporting materials will be available on the Internet at www.shareholder.ford.com. Representatives of the news media and the investment community participating by teleconference will have the opportunity to ask questions following the presentations.

Access Information - Friday, April 21
Toll Free: 800-706-7741
International: 617-614-3471

Earnings: 9:00 a.m. EDT
Earnings Passcode: “Ford Earnings Call”

Fixed Income: 11:00 a.m. EDT
Fixed Income Passcode: “Ford Fixed Income”

Replays - Available through Friday, April 28
www.shareholder.ford.com
Toll Free: 888-286-8010
International: 617-801-6888

Passcodes:
Earnings: 29481628
Fixed Income: 55865600

Ford Motor Company, a global automotive industry leader based in Dearborn, Mich., manufactures and distributes automobiles in 200 markets across six continents. With about 300,000 employees and 108 plants worldwide, the company’s core and affiliated automotive brands include Aston Martin, Ford, Jaguar, Land Rover, Lincoln, Mazda, Mercury and Volvo. Its automotive-related services include Ford Motor Credit Company.
- # # # -

Safe Harbor/Risk Factors

Statements included or incorporated by reference herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on expectations, forecasts and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation:

•	Continued decline in market share;
•	Continued or increased price competition resulting from industry overcapacity, currency fluctuations or other factors;
•	A market shift (or an increase in or acceleration of market shift) away from sales of trucks or sport utility vehicles, or from sales of other more profitable vehicles in the United States;
•	A significant decline in industry sales, particularly in the United States or Europe, resulting from slowing economic growth, geo-political events or other factors;
•	Lower-than-anticipated market acceptance of new or existing products;
•	Continued or increased high prices for or reduced availability of fuel;
•	Currency or commodity price fluctuations;
•	Adverse effects from the bankruptcy or insolvency of a major competitor;
•	Economic distress of suppliers that has in the past and may in the future require us to provide financial support or take other measures to ensure supplies of components or materials;
•	Work stoppages at Ford or supplier facilities or other interruptions of supplies;
•	Single-source supply of components or materials;
•	Labor or other constraints on our ability to restructure our business;
•	Worse-than-assumed economic and demographic experience for our postretirement benefit plans (e.g., discount rates, investment returns, and health care cost trends);
•	The discovery of defects in vehicles resulting in delays in new model launches, recall campaigns or increased warranty costs;
•	Increased safety, emissions, fuel economy or other (e.g., pension funding) regulation resulting in higher costs, cash expenditures, and/or sales restrictions;
•	Unusual or significant litigation or governmental investigations arising out of alleged defects in our products or otherwise;
•
A change in our requirements for parts or materials where we have entered into long-term supply arrangements that commit us to purchase minimum or fixed quantities of certain parts or materials, or to pay a minimum amount to the seller ("take-or-pay contracts");

•	Inability to access debt or securitization markets around the world at competitive rates or in sufficient amounts due to additional credit rating downgrades or otherwise;
•	Higher-than-expected credit losses;
•	Increased competition from banks or other financial institutions seeking to increase their share of financing Ford vehicles;
•	Changes in interest rates;
•	Collection and servicing problems related to finance receivables and net investment in operating leases;
•	Lower-than-anticipated residual values or higher-than-expected return volumes for leased vehicles;
•	New or increased credit, consumer or data protection or other regulations resulting in higher costs and/or additional financing restrictions; and
•	Inability to implement the Way Forward plan.

We cannot be certain that any expectation, forecast or assumption made by management in preparing these forward-looking statements will prove accurate, or that any projection will be realized. It is to be expected that there may be differences between projected and actual results. Our forward-looking statements speak only as of the date of their initial issuance, and we do not undertake any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events or otherwise.

***

TOTAL COMPANY 2006 FIRST QUARTER INCOME FROM CONTINUING OPERATIONS
COMPARED WITH NET INCOME

	First Quarter
	Earnings Per Share*	After-Tax Profit	Pre-Tax Profit
		(Mils.)	(Mils.)

Income/(Loss) from Continuing Operations Excluding Special Items	$0.24	$458	$560

Special Items
• Way Forward Jobs Bank/Employee Separation	$(0.61)	$(1,131)	$(1,741)
• Pension Curtailment Charges	(0.14)	(269)	(414)
• Facility-Related U.S. Plant Idling Costs	(0.10)	(183)	(281)
• Additional Personnel Reduction Programs	(0.03)	(62)	(95)
Total Special Items	$(0.88)	$(1,645)	$(2,531)
Income/(Loss) from Continuing Operations	$(0.64)	$(1,187)	$(1,971)

Memo: Total Net Income/(Loss)	$(0.64)	$(1,187)

*    Earnings per share from continuing operations is calculated on a basis that includes pre-tax profit, provision for taxes, and minority interest;
      additional information regarding the method of calculating earnings per share is available in the materials supporting the April 21, 2006, conference calls at www.shareholder.ford.com.

FORD MOTOR COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF INCOME
For the Periods Ended March 31, 2006 and 2005
(in millions, except per share amounts)

	First Quarter
	2006	2005
	(unaudited)
Sales and revenues
Automotive sales	$36,985	$39,332
Financial Services revenues	4,070	5,804
Total sales and revenues	41,055	45,136

Costs and expenses
Cost of sales	36,674	35,558
Selling, administrative and other expenses	4,592	6,090
Interest expense	2,019	1,964
Financial Services provision for credit and insurance losses	35	185
Total costs and expenses	43,320	43,797

Automotive interest income and other non-operating income/(expense), net	215	153
Automotive equity in net income/(loss) of affiliated companies	79	57
Income/(loss) before income taxes	(1,971)	1,549
Provision for/(benefit from) income taxes	(843)	314
Income/(loss) before minority interests	(1,128)	1,235
Minority interests in net income/(loss) of subsidiaries	59	58
Income/(loss) from continuing operations	(1,187)	1,177
Income/(loss) from discontinued operations	—	35
Net income/(loss)	$(1,187)	$1,212

AMOUNTS PER SHARE OF COMMON AND CLASS B STOCK
Basic income/(loss)
Income/(loss) from continuing operations	$(0.64)	$0.64
Income/(loss) from discontinued operations	—	0.02
Net income/(loss)	$(0.64)	$0.66
Diluted income/(loss)
Income/(loss) from continuing operations	$(0.64)	$0.58
Income/(loss) from discontinued operations	—	0.02
Net income/(loss)	$(0.64)	$0.60
Cash dividends	$0.10	$0.10

FORD MOTOR COMPANY AND SUBSIDIARIES

SECTOR STATEMENT OF INCOME
For the Periods Ended March 31, 2006 and 2005
(in millions, except per share amounts)

	First Quarter
	2006	2005
	(unaudited)
AUTOMOTIVE
Sales	$36,985	$39,332
Costs and expenses
Cost of sales	36,674	35,558
Selling, administrative and other expenses	2,974	3,109
Total costs and expenses	39,648	38,667
Operating income/(loss)	(2,663)	665

Interest expense	346	402

Interest income and other non-operating income/(expense), net	215	153
Equity in net income/(loss) of affiliated companies	79	57
Income/(loss) before income taxes — Automotive	(2,715)	473

FINANCIAL SERVICES
Revenues	4,070	5,804
Costs and expenses
Interest expense	1,673	1,562
Depreciation	1,208	1,514
Operating and other expenses	410	1,467
Provision for credit and insurance losses	35	185
Total costs and expenses	3,326	4,728
Income/(loss) before income taxes — Financial Services	744	1,076

TOTAL COMPANY
Income/(loss) before income taxes	(1,971)	1,549
Provision for/(benefit from) income taxes	(843)	314
Income/(loss) before minority interests	(1,128)	1,235
Minority interests in net income/(loss) of subsidiaries	59	58
Income/(loss) from continuing operations	(1,187)	1,177
Income/(loss) from discontinued operations	—	35
Net income/(loss)	$(1,187)	$1,212

AMOUNTS PER SHARE OF COMMON AND CLASS B STOCK
Basic income/(loss)
Income/(loss) from continuing operations	$(0.64)	$0.64
Income/(loss) from discontinued operations	—	0.02
Net income/(loss)	$(0.64)	$0.66
Diluted income/(loss)
Income/(loss) from continuing operations	$(0.64)	$0.58
Income/(loss) from discontinued operations	—	0.02
Net income/(loss)	$(0.64)	$0.60
Cash dividends	$0.10	$0.10

FORD MOTOR COMPANY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET
(in millions)

	March 31, 2006	December 31, 2005
	(unaudited)
ASSETS
Cash and cash equivalents	$21,179	$28,406
Marketable securities	14,732	10,672
Loaned securities	3,160	3,461
Finance receivables, net	103,986	105,975
Other receivables, net	8,824	8,522
Net investment in operating leases	28,952	27,099
Retained interest in sold receivables	1,399	1,420
Inventories	11,962	10,271
Equity in net assets of affiliated companies	2,557	2,579
Net property	40,941	40,706
Deferred income taxes	6,767	5,881
Goodwill and other intangible assets	6,072	5,945
Assets of discontinued/held-for-sale operations	—	5
Other assets	18,545	18,534
Total assets	$269,076	$269,476

LIABILITIES AND STOCKHOLDERS’ EQUITY
Payables	$24,005	$22,813
Accrued liabilities and deferred revenue	75,512	72,977
Debt	151,104	154,332
Deferred income taxes	5,284	5,275
Total liabilities	255,905	255,397

Minority interests	1,122	1,122

Stockholders’ equity
Capital stock
Common Stock, par value $0.01 per share (1,837 million shares issued)	18	18
Class B Stock, par value $0.01 per share (71 million shares issued)	1	1
Capital in excess of par value of stock	4,778	4,872
Accumulated other comprehensive income/(loss)	(3,156)	(3,562)
Treasury stock	(680)	(833)
Earnings retained for use in business	11,088	12,461
Total stockholders’ equity	12,049	12,957
Total liabilities and stockholders’ equity	$269,076	$269,476

Prior year amounts have been revised to reflect a reclassification between Financial Services sector Cash and cash equivalents and Marketable securities as of December 31, 2005.

FORD MOTOR COMPANY AND SUBSIDIARIES

SECTOR BALANCE SHEET
(in millions)

	March 31, 2006	December 31, 2005
	(unaudited)
ASSETS
Automotive
Cash and cash equivalents	$10,104	$13,388
Marketable securities	9,044	6,860
Loaned securities	3,160	3,461
Total cash, marketable and loaned securities	22,308	23,709
Receivables, net	3,279	3,061
Inventories	11,962	10,271
Deferred income taxes	1,083	1,187
Other current assets	9,049	8,177
Current receivable from Financial Services	324	—
Total current assets	48,005	46,405
Equity in net assets of affiliated companies	1,736	1,756
Net property	40,621	40,378
Deferred income taxes	11,746	11,049
Goodwill and other intangible assets	6,055	5,928
Assets of discontinued/held-for-sale operations	—	5
Other assets	8,369	8,308
Total Automotive assets	116,532	113,829
Financial Services
Cash and cash equivalents	11,075	15,018
Marketable securities	5,688	3,812
Finance receivables, net	109,531	111,436
Net investment in operating leases	24,411	22,951
Retained interest in sold receivables	1,399	1,420
Goodwill and other intangible assets	17	17
Other assets	6,909	7,457
Current receivable from Automotive	—	83
Total Financial Services assets	159,030	162,194
Intersector elimination	(324)	(83)
Total assets	$275,238	$275,940

LIABILITIES AND STOCKHOLDERS’ EQUITY
Automotive
Trade payables	$18,052	$16,554
Other payables	4,195	4,222
Accrued liabilities and deferred revenue	30,191	28,733
Deferred income taxes	852	804
Debt payable within one year	1,264	978
Current payable to Financial Services	—	83
Total current liabilities	54,554	51,374
Long-term debt	16,510	16,900
Other liabilities	40,135	38,639
Deferred income taxes	355	586
Total Automotive liabilities	111,554	107,499
Financial Services
Payables	1,758	2,037
Debt	133,330	136,454
Deferred income taxes	10,239	10,349
Other liabilities and deferred income	5,186	5,605
Payable to Automotive	324	—
Total Financial Services liabilities	150,837	154,445

Minority interests	1,122	1,122

Stockholders’ equity
Capital stock
Common Stock, par value $0.01 per share (1,837 million shares issued)	18	18
Class B Stock, par value $0.01 per share (71 million shares issued)	1	1
Capital in excess of par value of stock	4,778	4,872
Accumulated other comprehensive income/(loss)	(3,156)	(3,562)
Treasury stock	(680)	(833)
Earnings retained for use in business	11,088	12,461
Total stockholders’ equity	12,049	12,957
Intersector elimination	(324)	(83)
Total liabilities and stockholders’ equity	$275,238	$275,940

Prior year amounts have been revised to reflect a reclassification between Financial Services sector Cash and cash equivalents and Marketable securities as of December 31, 2005.

FORD MOTOR COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
For the Periods Ended March 31, 2006 and 2005
(in millions)

	First Quarter
	2006	2005
	(unaudited)

Cash flows from operating activities of continuing operations
Net cash (used in) provided by operating activities	$(194)	$5,165

Cash flows from investing activities of continuing operations
Capital expenditures	(1,838)	(1,561)
Acquisitions of retail and other finance receivables and operating leases	(13,732)	(14,035)
Collections of retail and other finance receivables and operating leases	11,446	12,877
Net acquisitions of daily rental vehicles	—	(1,283)
Purchases of securities	(6,735)	(1,922)
Sales and maturities of securities	4,501	1,931
Proceeds from sales of retail and other finance receivables and operating leases	2,540	8,373
Proceeds from sale of businesses	50	39
Transfer of cash balances upon disposition of discontinued/held-for-sale operations	(4)	—
Other	41	(195)
Net cash (used in)/provided by investing activities	(3,731)	4,224

Cash flows from financing activities of continuing operations
Cash dividends	(186)	(183)
Net sales/(purchases) of Common Stock	42	(14)
Changes in short-term debt	1,102	(410)
Proceeds from issuance of other debt	10,007	5,522
Principal payments on other debt	(14,446)	(14,312)
Other	126	(21)
Net cash (used in)/provided by financing activities	(3,355)	(9,418)

Effect of exchange rate changes on cash	49	(137)

Net increase/(decrease) in cash and cash equivalents from continuing operations	(7,231)	(166)

Cash flows from discontinued operations
Cash flows from operating activities of discontinued operations	—	111
Cash flows from investing activities of discontinued operations	—	(60)
Cash flows from financing activities of discontinued operations	—	—

Net increase/(decrease) in cash and cash equivalents	$(7,231)	$(115)

Cash and cash equivalents at January 1	$28,406	$22,828
Cash and cash equivalents of discontinued/held-for-sale operations at January 1	4	681
Net increase/(decrease) in cash and cash equivalents	(7,231)	(115)
Less: cash and cash equivalents of discontinued/held-for-sale operations at March 31	—	(748)
Cash and cash equivalents at March 31	$21,179	$22,646

Prior year amounts have been revised to reflect a reclassification between Financial Services sector Cash and cash equivalents and Marketable securities as of December 31, 2005.

FORD MOTOR COMPANY AND SUBSIDIARIES

CONDENSED SECTOR STATEMENT OF CASH FLOWS
For the Periods Ended March 31, 2006 and 2005
(in millions)

	First Quarter 2006		First Quarter 2005
	Automotive	Financial Services	Automotive	Financial Services
	(unaudited)		(unaudited)

Cash flows from operating activities of continuing operations
Net cash (used in) provided by operating activities	$(653)	$1,043	$1,839	$3,461

Cash flows from investing activities of continuing operations
Capital expenditures	(1,820)	(18)	(1,436)	(125)
Acquisitions of retail and other finance receivables and operating leases	—	(13,732)	—	(14,035)
Collections of retail and other finance receivables and operating leases	—	11,276	—	12,762
Net (increase)/decrease in wholesale receivables	—	(414)	—	(1,463)
Net acquisitions of daily rental vehicles	—	—	—	(1,283)
Purchases of securities	(1,739)	(4,996)	(1,808)	(114)
Sales and maturities of securities	1,271	3,230	1,540	391
Proceeds from sales of retail and other finance receivables and operating leases	—	2,540	—	8,373
Proceeds from sale of wholesale receivables	—	—	—	1,443
Proceeds from sale of businesses	50	—	39	—
Transfer of cash balances upon disposition of discontinued/held-for-sale operations	(4)	—	—	—
Net investing activity with Financial Services	184	—	415	—
Other	23	18	(42)	(153)
Net cash (used in)/provided by investing activities	(2,035)	(2,096)	(1,292)	5,796

Cash flows from financing activities of continuing operations
Cash dividends	(186)	—	(183)	—
Net sales/(purchases) of Common Stock	42	—	(14)	—
Changes in short-term debt	86	1,016	(7)	(403)
Proceeds from issuance of other debt	91	9,916	76	5,446
Principal payments on other debt	(271)	(14,175)	(373)	(13,939)
Net financing activity with Automotive	—	(184)	—	(415)
Other	131	(5)	(3)	(18)
Net cash (used in)/provided by financing activities	(107)	(3,432)	(504)	(9,329)

Effect of exchange rate changes on cash	(23)	72	56	(193)
Net change in intersector receivables/payables and other liabilities	(470)	470	(710)	710
Net increase/(decrease) in cash and cash equivalents from continuing operations	(3,288)	(3,943)	(611)	445

Cash flows from discontinued operations
Cash flows from operating activities of discontinued operations	—	—	40	71
Cash flows from investing activities of discontinued operations	—	—	6	(66)
Cash flows from financing activities of discontinued operations	—	—	—	—

Net increase/(decrease) in cash and cash equivalents	$(3,288)	$(3,943)	$(565)	$450

Cash and cash equivalents at January 1	$13,388	$15,018	$10,139	$12,689
Cash and cash equivalents of discontinued/held-for-sale operations at January 1	4	—	2	679
Net increase/(decrease) in cash and cash equivalents	(3,288)	(3,943)	(565)	450
Less: cash and cash equivalents of discontinued/held-for-sale operations at March 31	—	—	(48)	(700)
Cash and cash equivalents at March 31	$10,104	$11,075	$9,528	$13,118

Prior year amounts have been revised to reflect a reclassification between Financial Services sector Cash and cash equivalents and Marketable securities as of December 31, 2005.